INFOCAST CORPORATION
                        1 Richmond Street West, Suite 901
                         Toronto Ontario Canada M5H 3W4


                                                     March 17, 1999



Via Fax  (902) 466-6889


Mr. Sandy Walsh
One Research Drive
Dartmouth, Nova Scotia
B2Y 4M9


Dear Sandy:

         This letter is intended to outline the general terms of your employment with InfoCast and will, upon your execution as outlined below, represent our obligations to you.

         As you now know, we consider your involvement with InfoCast to be extremely important and critical to our future growth and trust that the terms of this letter represent fair and equitable compensation to you. I would also add that once we are on a solid revenue growth pattern, it is my intention to revisit the terms of each senior executive's compensation package and revise it upwards if so warranted.

         It is assumed that your employment will commence on May 1, 1999 and you will be guaranteed a minimum of one year's salary. Obviously we intend to make it a much longer commitment from our side but until the company has matured, a one year contract is the most we can offer at this time. The terms of employment will also include:

         a.       Your annual salary will be Cdn. $110,000;

         b. You will participate on a yet to be determined bonus sharing program;

         c. You will have the equivalent of 300,000 shares of InfoCast issued in your name through your direct holding in Tree Top; and



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         d.       You will be given options in InfoCast in the amount of no less than 100,000 and no more than 200,000 shares. The exact number will be determined when the Company more clearly defines its option plan after our current financing is completed.

         I trust the above accurately sets out our agreement and, if so, please acknowledge your agreement by signing at the space indicated below.

                                                     Yours truly,

                                                     INFOCAST CORPORATION


                                                     /s/ A.T. Griffis
                                                     --------------------------
                                                     A.T. Griffis
                                                     Chairman



ACKNOWLEDGED AND AGREED TO:


/s/ Sandy Walsh
------------------------------
Sandy Walsh

Dated: March 20, 1999


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